Exhibit 99.1

Envestnet, Inc. Announces Pricing of Upsized $500 Million Convertible Notes Offering

BERWYN, Pa.—November 15, 2022—Envestnet, Inc. (NYSE: ENV) (the “Company”), a leading provider of intelligent systems for wealth management and financial wellness, announced today that it has priced an offering of $500 million aggregate principal amount of 2.625% convertible notes due 2027 (the “Notes”), which will be sold in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), subject to market conditions and other factors. The aggregate principal amount of the offering was increased from the previously announced offering size of $350 million. The Company also granted to the initial purchasers of the Notes an option to purchase, for settlement within a 13-day period solely to cover over-allotments, up to an additional $75 million aggregate principal amount of Notes. The sale is expected to close on November 17, 2022, subject to customary closing conditions.

When issued, the Notes will be general unsecured obligations, subordinated in right of payment to the Company’s obligations under its revolving credit facility.

The Notes will mature on December 1, 2027, unless earlier purchased, redeemed or converted. Interest will accrue on the Notes at a rate of 2.625% per year and will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning on June 1, 2023.

The Notes will be convertible at the option of the holders, prior to the close of business on the business day immediately preceding June 1, 2027 only under certain circumstances and during certain periods, and thereafter, at any time until the close of business on the second scheduled trading day immediately preceding the maturity date. The initial conversion rate for the Notes will be 13.6304 shares of the Company’s common stock for each $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $73.37 per share of the Company’s common stock, which represents a premium of approximately 32.5% over the last reported sale price of $55.37 per share of the Company’s common stock on the New York Stock Exchange November 14, 2022). Upon conversion, the Notes may be settled, at the Company’s election, in cash, shares of the Company’s common stock, or a combination of cash and shares of the Company’s common stock.

The Company may redeem all or any portion of the Notes for cash, at its option, on or after December 5, 2025, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date, if the last reported sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, any of the five trading days immediately preceding the date on which the Company provides notice of redemption.

In connection with the pricing of the Notes, the Company entered into privately negotiated capped call transactions with certain of the initial purchasers or affiliates thereof (the “option counterparties”). The capped call transactions cover, subject to customary anti-dilution adjustments, the number of shares of the Company’s common stock underlying the Notes.

The cap price of the capped call transactions initially will be $110.7400 per share, which represents a premium of 100% over the last reported sale price of $55.37 per share of the Company’s common stock on the New York Stock Exchange on November 14, 2022, and is subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional Notes, the Company expects to enter into additional capped call transactions with the option counterparties.

The capped call transactions generally are expected to reduce potential dilution to the Company’s common stock upon any conversion of the Notes and/or offset any potential cash payments the Company is required to make in excess of the principal amount of converted Notes, as the case may be, with such reduction and/or offset subject to a cap. If, however, the market price per share of the Company’s common stock, as measured under the terms of the capped call transactions, exceeds the cap price of the capped call transactions, there would nevertheless be dilution and/or there would not be an offset of such potential cash payments, in each case, to the extent that such market price exceeds the cap price of the capped call transactions.

The Company has been advised that, in connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to enter into various derivative transactions with respect to the Company’s common stock and/or purchase shares of the Company’s common stock concurrently with or shortly after the pricing of the Notes. This activity could increase (or reduce the size of any decrease in) the market price of the Company’s common stock or the Notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to the Company’s common stock and/or purchasing or selling the Company’s common stock or other securities of the Company in secondary market transactions following the pricing of the Notes and prior to the maturity of the Notes (and are likely to do so on each exercise date for the capped call transactions or following any termination of any portion of the capped call transactions in connection with any repurchase, redemption or early conversion of the Notes). This activity could also cause a decrease or avoid an increase in the market price of the Company’s common stock or the Notes, which could affect the ability of noteholders to convert the Notes, and, to the extent the activity occurs following conversion or during any observation period related to a conversion of Notes, it could affect the amount and value of the consideration that noteholders will receive upon conversion of such Notes.

The Company estimates that the net proceeds from the sale of the Notes, after deducting initial purchasers’ discounts and offering expenses, will be approximately $485.5 million (or approximately $558.4 million assuming the initial purchasers exercise their option to purchase additional Notes in full). The Company intends to use approximately $494.2 million of the net proceeds from the offering plus available cash to repurchase for cash a portion of the Company’s outstanding convertible notes as described below. The Company expects to use approximately $69.1 million of the net proceeds from this offering to pay the cost of entering into the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, then the Company may use a portion of the net proceeds from the sale of such additional notes to enter into additional capped call transactions with the option counterparties, and the remaining net proceeds as described above. The Company intends to use the remaining net proceeds for general corporate purposes, which may include selective strategic investments through acquisitions, alliances or other transactions.

Contemporaneously with the pricing of the Notes in the offering, the Company entered into separate and individually negotiated transactions (the “Concurrent Note Repurchases”) with certain holders of the Company’s 1.75% convertible notes due 2023 (the “2023 Convertible Notes”) and the 0.75% convertible notes due 2025 (the “2025 Convertible Notes”) to repurchase $300.0 million in aggregate principal amount of the 2023 Convertible Notes for an aggregate of approximately $312.4 million plus accrued interest in cash and $200.0 million in aggregate principal amount of the 2025 Notes for an aggregate of approximately $181.8 million in cash plus accrued interest.

We expect that certain holders of the 2023 Convertible Notes and the 2025 Convertible Notes that we agree to repurchase that have hedged their equity price risk with respect to such 2023 Convertible Notes and 2025 Convertible Notes, respectively (the “Hedged Holders”), will, concurrently with or shortly after the pricing of the Notes, unwind all or part of their hedge positions by buying shares of the Company’s common stock and/or entering into or unwinding various derivative transactions with respect to the Company’s common stock. Any repurchase of the 2023 Convertible Notes and the 2025 Convertible Notes, and the potential related market activities by holders of such convertible notes participating in the Concurrent Note Repurchases could increase (or reduce the size of any decrease in) the market price of the Company’s common stock, may have increased the initial conversion price of the Notes and may affect the trading price of the Notes at that time. The Company cannot predict the magnitude of such market activity or the overall effect it will have on the price of the notes or our common stock.

The Notes were offered to qualified institutional buyers pursuant to Rule 144A under the Securities Act. Neither the Notes nor the shares of the Company’s common stock into which the Notes are convertible have been, or will be, registered under the Securities Act or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from such registration requirements.

This announcement is neither an offer to sell nor a solicitation of an offer to buy the Notes (or the shares of the Company’s common stock into which the Notes are convertible), nor will there be any offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

Cautionary Statement

Various statements in this release relating to Envestnet’s future expectations, plans and prospects, including, without limitation, statements regarding: whether the Company will issue the Notes or consummate the offering; the expected use of proceeds from the offering, which could change as a result of market conditions or for other reasons; expectations regarding the effect of the capped call transactions; expectations regarding actions of the option counterparties and their respective affiliates; and whether the capped call transactions will be effective are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. More information regarding these and other risks, uncertainties and factors that could cause such differences is contained in the Company’s periodic filings with the Securities and Exchange Commission (“SEC”).

You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this release. All information in this release is as of November 14, 2022 and, unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this release or to report the occurrence of unanticipated events.

About Envestnet

Envestnet, Inc. (NYSE: ENV) is transforming the way financial advice and wellness are delivered. Our mission is to empower advisors and financial service providers with innovative technology, solutions and intelligence to make financial wellness a reality for everyone. Nearly 106,000 advisors and approximately 6,900 companies including: 16 of the 20 largest U.S. banks, 47 of the 50 largest wealth management and brokerage firms, over 500 of the largest RIAs and hundreds of FinTech companies, leverage Envestnet technology and services that help drive better outcomes for enterprises, advisors and their clients.

Contacts

Investor Relations	or	Media Relations
investor.relations@envestnet.com		mediarelations@envestnet.com
312-827-3940

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